Exhibit 10.50

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is entered into as of December 16, 2010, by and among American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), [•] (the “SPE”), and [•], a Delaware limited liability company to be formed prior to the Closing Date and to be wholly-owned by the Operating Partnership (the “Merger Sub”). The Operating Partnership, the SPE and the Merger Sub are referred to herein from time to time individually as a “Party” and collectively as the “Parties.” Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the REIT desires to consolidate the ownership of a portfolio of properties currently owned, directly or indirectly, by the American Assets Entities, pursuant to the Formation Transactions, which relate to the proposed initial public offering (the “IPO”) of the REIT Shares;

WHEREAS, on September 13, 2010, in connection with the Formation Transactions and the IPO, the Parties entered into the Agreement and Plan of Merger, pursuant to which the Merger Sub agreed to merge with and into the SPE (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, “Excluded Assets” of the SPE will be distributed or paid out to the holders of SPE Equity Interests prior to, or as soon as possible after, the Closing;

WHEREAS, the Parties wish to amend the Merger Agreement to clarify the method of calculating “Excluded Assets” set forth in Schedule 5.03 of the Merger Agreement;

WHEREAS, the Parties wish to clarify the definition of “Actual Balance” included in Schedule II to the Merger Agreement to clarify that consideration payable to holders of SPE Equity Interests pursuant to the Merger Agreement shall not be reduced twice to the extent that certain assumption fees and related expenses and certain prepayment penalties and related expenses relating to Existing Loans are paid by the SPE or any Subsidiary thereof;

WHEREAS, Section 8.16 of the Merger Agreement provides that the Merger Agreement may be amended by appropriate instrument, without the consent of the SPE, at any time prior to the Closing Date; provided, that no such amendment, modification or supplement may be made that alters the amount or changes the form of the consideration to be delivered to the SPE, without the prior written consent of the SPE in the event that the SPE would be adversely affected by such proposed amendment, modification or supplement; and

WHEREAS, this Amendment does not adversely affect the amount of or change the form of the consideration to be delivered to the SPE.

NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1. Excluded Assets. The second sentence of Schedule 5.03 of the Merger Agreement is hereby deleted and replaced with the following sentence:

““Net Working Capital” means the greater of (a) current assets minus current liabilities of the relevant entity as of a date, chosen by the REIT, within forty five (45) days prior to the date of the preliminary prospectus used in the IPO roadshow or (b) current assets minus current liabilities of the relevant entity as of the Closing Date.”

2. Actual Balance. The following sentence is hereby inserted at the end of the current definition of “Actual Balance” in Schedule II of the Merger Agreement:

“For the sake of clarity, “Actual Balance” shall not be deemed to include, with respect to any Existing Loan to be assumed, prepaid, repaid or refinanced in connection with the Formation Transactions, assumption fees and related expenses or prepayment penalties and related expenses applicable to such Existing Loan, to the extent such fees and expenses are paid at or prior to the Closing by the SPE or any Subsidiary thereof (other than payments made by American Assets, Inc. on behalf of American Assets Entities in which American Assets, Inc. does not have a direct or indirect SPE Equity Interest and for which American Assets, Inc. will be reimbursed by the REIT) and the ultimate effect of inclusion thereof in the definition of “Actual Balance” would be to double-count the amount of such fees and expenses in the calculation of Equity Value and Net Working Capital.”

3. Obligations of Merger Sub. Subject to the terms of the Merger Agreement, the Operating Partnership shall take all reasonable action necessary to cause the Merger Sub to become a party to this Amendment by executing a counterpart of this Amendment where indicated on the signature page hereof.

4. Full Force and Effect. Except as explicitly modified or amended pursuant to this Amendment, the Merger Agreement shall remain unmodified and in full force and effect.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment to the Merger Agreement as of the date first above written.

AMERICAN ASSETS TRUST, L.P.,
a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation
Its:	General Partner

By:
Name:	John W. Chamberlain
Title:	President

[•]

By:
Name:
Title:

[Signature Page to Amendment to Agreement and Plan of Merger [Reverse OP Sub Merger]]

AGREED AND ACCEPTED as of December 16, 2010,

[•],
a Delaware limited liability company

By:	AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership
Its:	Managing Member

By:	AMERICAN ASSETS TRUST, INC., a Maryland corporation
Its:	General Partner

By:
Name:	John W. Chamberlain
Title:	President

[Signature Page to Amendment to Agreement and Plan of Merger [Reverse OP Sub Merger]]